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                                                                  EXHIBIT (b)(3)

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") is made as of the _____day of ___________, _____, by POLK AUDIO, INC., a corporation organized under the laws of the State of Maryland ("Polk Audio"), BRITANNIA INVESTMENT CORP., a corporation organized under the laws of the State of Delaware ("Polk Investment"), POLK AUDIO EUROPE, INC., a corporation organized under the laws of the State of Maryland ("Polk Europe") and EOSONE INTERNATIONAL, INC., a corporation organized under the laws of the State of Maryland, ("Eosone"; each a "Borrower"; collectively, the "Borrowers"), jointly and severally and NATIONSBANK, N. A., a national banking association (the "Lender").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which each of the Borrowers hereby acknowledges,

         FOR THE PURPOSE OF SECURING all present and future debts, obligations, and liabilities of any nature whatsoever (direct or indirect, fixed or contingent), and whether or not now contemplated, of the Borrowers to Lender relating to and in connection with this Agreement and the Revolving Credit Facility as defined in a Financing Agreement dated April __, 1999 by and between the Borrowers and the Lender (collectively, the "Obligations"),

         EACH OF THE BORROWERS HEREBY assigns, pledges and grants to Lender, and covenants and agrees that Lender shall have a perfected and continuing security interest in all of the Borrowers' accounts, both now owned and hereafter created or acquired (as the term "Accounts" is more fully defined in the Financing Agreement between the Borrowers and the Lender executed on ________, 1999 (individually, an "Account" and collectively, the "Accounts") and all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account, all whether now owned or existing or hereafter acquired or created wherever situated (collectively, the "Collateral") and

         WITH RESPECT TO EACH AND ALL OF THE FOREGOING, all insurance policies and insurance proceeds related to any and all of the foregoing and all cash and non-cash proceeds thereof, and all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment, hardware and general intangibles necessary, beneficial or desirable to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

         Each of the Borrowers further agrees that the Lender shall have in respect thereof all of the rights and remedies of a Lender under the Maryland Uniform Commercial Code as well as those provided in this Agreement. Notwithstanding the fact that the proceeds of the Collateral constitute a part of the Collateral, the Borrowers may not dispose of the Collateral, or any part thereof except in the ordinary course of business.

         1. Each of the Borrowers covenants with and warrants to Lender that:

                 (a) The Borrowers will store the Collateral in safe and secure locations, and in accordance with applicable laws, will take all steps necessary to preserve and maintain the Collateral and its value, and will not permit anything to be done to the Collateral which may


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materially impair its value or security.  Lender, or agents designated by
Lender, shall be permitted to enter the premises of the Borrowers and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice.

                 (b) At their expense, the Borrowers will defend the title to the Collateral (or any part thereof), and will promptly upon request by the Lender execute, acknowledge and deliver any financing statement, continuation statement, security agreement, assignment, instruments, filings or other documents as may be necessary or beneficial, in the opinion of the Lender, to perfect, preserve, provide notice of, maintain, continue, realize upon, protect and/or extend the assignment, lien or security interest granted to the Lender under this Agreement and its priority. Each of the Borrowers agrees that a copy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code.

         2. Each of the Borrowers hereby represents and warrants to the Lender that:

                 (a) This Agreement constitutes the valid and legally binding obligation of each such Borrower, enforceable in accordance with its terms.

                 (b) There is no charter, bylaw, stock provision or other document pertaining to the organization, power or authority of the Borrower and no provision of any existing agreement, mortgage, indenture, contract, law, court or administrative order or proceeding binding on or applicable to the Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement.

                 (c) The Borrower has good title to the Collateral and the Collateral is free and clear of liens, other security interests, claims, encumbrances, and assignments, except those granted to the Lender and other Permitted Liens (as defined in the Financing Agreement).

                 (d) The Lender has and will continue to have as security for the Obligations a valid and perfected security interest in all of the Collateral.

                 (e) The information contained in EXHIBIT A, which is attached to and a part of this Agreement, is complete and correct.

         3. The Borrowers shall be in default under this Agreement if (a) an Event of Default (as defined in the Financing Agreement) occurs or (b) any of the Borrowers (i) transfers to another location any of the Collateral, or makes any change which would cause the information contained on EXHIBIT A to this Agreement to be no longer true, complete and correct, (ii) transfers or assigns (including, without limitation, transfers or assignments by merger, consolidation or operation of law) or sells, conveys, leases, assigns, transfers or otherwise disposes of all or any part of the Collateral (except for the liquidation of Accounts in the ordinary course of business), (iii) permits (or if there shall arise) any security interest, encumbrance, financing statement, lien (including, without limitation, tax lien) or charge of any kind on the Collateral, except for the liens of Lender pursuant to this Agreement and other Permitted Liens (as defined in the Financing Agreement) or (iv) changes the name under which any of the Borrowers conducts its business without notice to the Lender and filing of all documents deemed


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necessary by the Lender to continue the perfection of the Lender's security interest in the Collateral.

         4. Upon the occurrence of a default under this Agreement (and in addition to all of its rights, powers and remedies under this Agreement any other promissory notes, documents, instruments, guaranties, mortgages or other contract with or for the benefit of the Lender, or securing or evidencing payment of any indebtedness of the Borrowers, at any time executed by the Borrowers and/or any other person in connection with any of the Obligations, all as the same may be amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Documents"), the Lender shall have all of the rights and remedies of a Lender under the Maryland Uniform Commercial Code and other applicable laws. If the sale or other disposition of the Collateral fails to satisfy all of the Obligations, the Borrowers shall remain liable to Lender for any deficiency. Upon demand by Lender, the Borrowers shall assemble the Collateral and make it available to Lender, at a place reasonably convenient for such purpose as designated by Lender. The Borrowers shall hold in trust for the Lender all collections and proceeds of Collateral in the form received, shall not commingle those collections or proceeds with any other assets of the Borrowers and shall deliver those collections and proceeds immediately to the Lender with any necessary endorsement. The Lender or its agents may enter upon and remain on the Borrowers' premises to take possession of the Collateral, to remove it, to render it unusable, to collect it, or to sell or otherwise dispose of it and to take any other action permitted to be taken under this Agreement or under applicable laws. Any proceeds of the collection, the sale or other disposition of the Collateral will be applied by the Lender to the Obligations (whether then due or not), at such time or times and in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine.

         5. If any of the Borrowers fail to take any action required to be taken by the Borrowers under this Agreement the Lender may do so in the name of the Lender or the Borrower or Borrowers as the Lender may elect, but at the cost and expense of the Borrowers. In addition, following a default under this Agreement, in addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrowers, in the name of the Lender or in the name of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers, (a) extend, renew, demand, collect, enforce by legal or equitable proceedings or otherwise, exchange, surrender, compromise, give receipt for and give renewals, extensions, discharges and releases of, any and all of the Collateral; (b) endorse or sign the name of any of the Borrowers upon any items of payment, certificates of title, instruments, securities, powers, documents, documents of title, or other writing relating to or part of the Collateral; and (c) take any other action necessary or beneficial to realize upon or dispose of the Collateral. Each of the Borrowers hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution from time to time, to take such actions as are described in this paragraph as well as any other action which the Borrowers are required to take under this Agreement or under any of the other Financing Documents, including, without limitation, the execution, acknowledgment and delivery of any financing statement, continuation statement, security agreement, assignment, instruments, filings or other document as may be necessary or beneficial, in the opinion of the Lender, to perfect, preserve, provide notice of, maintain, continue, realize upon, protect and/or



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extend the assignment, lien or security interest granted to the Lender under this Agreement and its priority.

         6. Without precluding other means for giving notice, any written notice of the sale, disposition or other intended action by Lender with respect to the Collateral given at least ten (10) days prior to such sale, disposition or other action, shall in all events constitute reasonable commercially notice to the Borrowers.

         7. The Borrowers agree to pay to Lender as part of the Obligations all reasonable expenses, charges, costs, taxes, and fees (including, without limitation, reasonable attorney's fees and expenses, whether incurred prior to the institution of any suit or other proceeding or otherwise) of any nature whatsoever paid or incurred by or on behalf of Lender in connection with the perfection, collection, maintenance, preservation, inspection, insuring, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral or the enforcement or collection of the Obligations.

         8. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers. The Lender shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure or delay of the Lender at any time or times to enforce the rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.

         9. The rights, powers and remedies provided in this Agreement are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, and are in addition to, and not exclusive of, rights, powers and remedies provided by applicable laws. Without limiting the generality of the foregoing, the Lender may:

                 (a) proceed against the Borrowers and/or the Collateral with or without proceeding against any person obligated under any of the Obligations;

                 (b) proceed against the Borrowers with or without proceeding under the other Financing Documents;

                 (c) without reducing or impairing the obligation of the Borrowers and without notice, release or compromise with any guarantor or other person liable for all or any part of the Obligations;

                 (d) without reducing or impairing the obligations of the Borrowers and without notice thereof: (i) fail to perfect the security interests and/or other interests of the Lender in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) allow all or any Obligations to arise after the date of this Agreement, (iii) waive any provision of this Agreement, (iv) exercise or fail to exercise rights of set-off or other rights, (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations, and (vi)



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take or fail to take any action under this Agreement or against any one or more persons obligated under the Obligations.

Each of the Borrowers hereby waives and releases all claims and defenses against the Lender and/or with respect to the payment or enforcement of the Obligations and the Lender's rights in the Collateral on account of any of the foregoing.

         10. In case one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall remain effective and binding on the parties hereto and shall not be affected or impaired thereby.

         11. This Agreement shall be binding upon and inure to the benefit of the Borrowers and Lender and their respective successors and assigns.

         IN WITNESS WHEREOF, each of the Borrowers has executed and delivered this Agreement under seal as of the day and year first written above.

WITNESS OR ATTEST:                   POLK AUDIO, INC.



                                     By:                              (SEAL)
----------------------------            ------------------------------
                                         George M. Klopfer
                                         Chief Executive Officer




                                     By:                          (SEAL)
----------------------------            --------------------------
                                         Matthew S. Polk, Jr.
                                         Chairman of the Board of Directors


WITNESS:                             BRITANNIA INVESTMENT CORP.




                                     By:                          (SEAL)
----------------------------            --------------------------
                                         George M. Klopfer
                                         Chief Executive Officer



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WITNESS:                             POLK AUDIO EUROPE, INC.




                                     By:                          (SEAL)
----------------------------            --------------------------
                                         George M. Klopfer
                                         Chief Executive Officer


WITNESS:                             EOSONE INTERNATIONAL, INC.




                                     By:                          (SEAL)
----------------------------            --------------------------
                                         George M. Klopfer
                                         Chief Executive Officer



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                        EXHIBIT A TO SECURITY AGREEMENT

         Each of the Borrowers further represents and warrants to the Lender as follows:

         1. The exact legal name of each of the Borrowers is as stated in the initial paragraph to this Agreement.

         2. The Federal Tax Identification Number of each of the Borrowers is:

         3.      (a)      The Borrowers' chief executive office is:

                          Street Address: 5601 Metro Drive
                          City or Town: Baltimore
                          County: City
                          State: Maryland 21215

                 (b) the Borrowers manage the main part of their business operations from that address; and

                 (c) it is at that address that persons dealing with the Borrowers would normally look for credit information.

         4. The mailing address of the Borrowers to be inserted on financing statements covering the Collateral is as shown above in Item 3 (a).



         5. In the twelve years preceding the date hereof, the Borrowers have not changed their names, identity or structure, have not conducted business under any name other than their current names, and have not conducted their business in any jurisdiction other than the jurisdiction in which their chief executive office is currently located, except as follows:

Britannia Investment Corporation was formerly known as Polk Investment
Corporation



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